Exhibit 10.9

FORM OF

FRESH GRAPES, LLC

FOUNDER OPTION AGREEMENT

THIS FOUNDER OPTION AGREEMENT (the “Agreement”) is made effective as of [_________], 2021 (the “Effective Date”), by and between Fresh Grapes, LLC, a Texas limited liability company (the “Company”), and [____________](“Founder”) (the Company and Founder are referred to herein individually as a “Party” and collectively as the “Parties”).

INTRODUCTION

A.	The Parties acknowledge that the Company may convert from a Texas limited liability company to a Nevada corporation under the name Fresh Vine Wine, Inc. (or such other jurisdiction or name determined by the Company’s Board of Managers and approved by the Company’s members as required by applicable law) (the “Corporation”) in connection with a proposed initial public offering (the “IPO”) of the Company. Such conversion is referred to herein as the “Conversion”). References to the “Company” herein shall refer to the Corporation following the Conversion. There is no assurance that the Conversion or the IPO will occur.

B.	Founder is a founding member of the Company.

C.	Founder currently serves as [a Company ambassador and licensor pursuant to that certain License Agreement dated March 2021 between Founder and the Company (as may be amended from time to time, the “Founder License Agreement”)][an employee and a member of the Company’s Board of Managers], is expected to continue to [serve as a Company ambassador][be employed by the Company and serves on the Board of Directors of the Company] upon consummation of the IPO, and is expected to provide valuable services in connection with the promotion and operation of the Company and its business. References herein to the “Board” shall refer both to the Company’s Board of Managers prior to the Conversion and the Corporation’s Board of Directors following the Conversion.

D.	In order to further incentivize and motivate Founder, and other founding members of the Company who are expected to provide valuable services in connection with the promotion and operation of the Company (collectively with Founder as the “Founding Members”), to continue to take actions following the IPO to increase shareholder value and to advance the interests of the Company, and to further align the interests of the Founding Members with the shareholders of the Corporation following the IPO, the Company has approved the granting of Options (as defined below) to the Founding Members and reserved a pool of shares of the Company’s common stock (the “Common Stock”) equal to fifteen percent (15%) of the number of shares of Common Stock outstanding immediately prior to the initial closing of the IPO (the “Founders’ Option Pool”).

E.	The Parties desire to enter into this Agreement for the granting of such Option to Founder.

AGREEMENT

The parties hereto agree as follows:

1. Grant of Option; Purchase Price. Subject to the terms and conditions of this Agreement, the Company hereby grants to Founder the right and option, hereinafter called the “Option,” to purchase all or any part of an aggregate number of shares of Common Stock equal to twenty-five percent (25%) of the shares comprising the Founders’ Option Pool (the shares comprising Founder’s percentage of the Founders’ Option Pool are referred to herein as the “Shares”). The Option will be exercisable, subject to the satisfaction of vesting conditions contain herein, at a price per Share equal to the public offering price of the Common Stock in the IPO (the “Exercise Price”).

2. Vesting and Exercisability of Option.

(a) The Option shall be exercisable only to the extent that (i) the IPO is consummated, and (ii) all or any portion of the Option has vested in Founder. Except as otherwise provided herein, the Option shall vest in installments during the three (3) year period commencing on the initial closing date of the IPO and ending on the third (3rd) anniversary thereof (the “Performance Period”), with twenty percent (20%) of the Shares vesting upon the average of the closing sale prices of the Common Stock over a period of ten (10) consecutive trading days being equal to or greater than the applicable price set forth in the following table (each a “Trigger Price”)(each date on which Shares so vest being referred to herein as a “Vesting Date”):

Percent of Shares To Be Vested	Trigger Price
20%	200% of the IPO Price
20%	300% of the IPO Price
20%	400% of the IPO Price
20%	500% of the IPO Price
20%	600% of the IPO Price

For the sake of clarity, more than one installment of Shares may vest concurrently if the applicable vesting conditions are concurrently satisfied.

(b) The closing sale price of the Common Stock on any trading day shall be equal to the last sale price for the Common Stock on such date as quoted on the principal U.S. securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. securities exchange, on any established securities market as determined by the Board (or a committee thereof) in its discretion, in each case as reported in a source the Board (or a committee thereof) deems reliable. If the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or other established market.

(c) All portions of the Option that have not vested prior to the expiration of the Performance Period and all of Founder’s rights to and under such non-vested portions of the Option shall terminate upon such expiration. In addition, in the event that Founder ceases to [provide services to the Company as a licensor and Company ambassador pursuant to the Founder License Agreement][be an employee of the Company], for any reason or no reason, prior to any Vesting Date, that portion of the Option scheduled to vest on such Vesting Date, and all portions of the Option scheduled to vest in the future, shall not vest and all of Founder’s rights to and under such non-vested portions of the Option shall terminate.

3. Term of Option. To the extent vested, and except as otherwise provided in this Agreement, the Option shall be exercisable for ten (10) years from the date of this Agreement; provided, however, that in the event that Founder ceases to [provide services to the Company as a licensor and Company ambassador pursuant to the Founder License Agreement][be an employee of the Company], for any reason or no reason (the “Termination Date”), Founder or his or her legal representative shall have one (1) year from the Termination Date, or, if earlier, until the expiration of the Option as set forth above, to exercise any portion of the Option vested pursuant to Section 2. Upon the expiration of such one (1) year period, or, if earlier, upon expiration of the Option as set forth above, the Option shall terminate in its entirety and become null and void. In addition, the Option shall terminate in its entirety and become null and void immediately upon any material breach by Founder of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by Founder for the benefit of the Company, as determined by the Board.

4. Manner of Exercise. Subject to the terms and conditions of this Agreement, the vested portion of the Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased and accompanied by the full purchase price for such Shares. The Exercise Price shall be payable (a) in United States dollars upon exercise of the Option and may be paid by cash, uncertified or certified check or bank draft; or (b) only if consented to by the Company in its sole discretion, by instructing the Company to withhold from the Shares issuable upon exercise of the Option Shares in payment of all or any part of the exercise price (and/or any related withholding tax obligations, if permissible under applicable law), which Shares shall be valued for this purpose at the fair market value of the Shares on the date such Option is exercised, as determined in the reasonable discretion of the Board (or a committee thereof). Any such notice shall be deemed given when received by the Company. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

5. Sale, Merger, Exchange or Liquidation. In the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Board (or a committee thereof) (collectively a “transaction”), the Board (or a committee thereof) shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(a) providing that the Option shall terminate and Founder shall receive, in lieu of any Shares they would be entitled to receive under the vested portion of the Option, such stock, securities or assets, including cash, as would have been paid to Founder if the Option had been exercised and Founder had received Shares immediately before such transaction (with appropriate adjustment for the Exercise Price);

(b) providing that Founder shall receive, with respect to each Share under the vested portion of the Option as of the effective date of any such transaction, at the determination of the Board (or a committee thereof), cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the fair market value (as defined below) of such Share on the effective date of such transaction over the Exercise Price, and that the Option shall be cancelled;

(c) providing Founder a substantially equivalent option (taking into account the transaction and the number of Shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction; and/or

(d) providing that all unvested portions of the Option shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of the vesting of the Option, and providing that any vested portion of the Option as to which, as of the effective date of any such transaction, the fair market value of the Shares subject to the Option is less than or equal to the Exercise Price of the Option, shall terminate as of the effective date of any such transaction.

The Board (or a committee thereof) may restrict the rights of Founder or the applicability of this Section to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended (the “Code”) or any other applicable law or regulation. The grant of this Option shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

6. Definition of Fair Market Value. For purposes of this Agreement, the “fair market value” of a Share at a specified date shall, unless otherwise expressly provided in this Agreement, be the amount which the Board (or a committee thereof) determines in good faith to be one hundred percent (100%) of the fair market value of such a Share as of the date in question. Notwithstanding the foregoing:

(a) If such shares are listed on a U.S. securities exchange, then fair market value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange.

(b) If such shares are not then listed on a U.S. securities exchange, then fair market value shall be determined by reference to the last sale price of a share of Common Stock on any established securities market as determined by the Board (or a committee thereof) in its discretion. If the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or other established market.

(c) If such shares are not publicly traded, then the determination of the Board (or a committee thereof) will be based upon a good faith valuation of the Common Stock as of such date, which shall be based upon such factors as the Board (or a committee thereof) deems appropriate. The valuation shall be accomplished in a manner that complies with Code Section 409A and shall be consistently applied to other holders of “founders’ options” having substantially similar terms as this Agreement.

7. Rights of Option Holder. Founder, as holder of the Option, shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of all or any part of the Option (or, if applicable, Shares have been recorded as book entries in the corporate records of the Company). Nothing contained in this Agreement shall be deemed to grant Founder any right to continue [to be a service provider to the Company][to be a member of the Board or in the employ of the Cmpany] for any period of time or any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving Founder, Founder’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

8. Non-Transferability. This Option may not be transferred, pledged or assigned by Founder (except, in the event of Founder’s death, by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and the Company shall not be required to recognize any attempted assignment of such rights. During Founder’s lifetime, this Option may be exercised only by him or her, or by his or her guardian or legal representative.

9. Changes in Capital Structure. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of Shares then subject to the Option shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the Exercise Price and the Trigger Price shall be adjusted as and to the extent appropriate, in the discretion of the Board (or a committee thereof), to provide Founder with the same relative rights before and after such adjustment.

10. Payment of Taxes. Founder shall, prior to or concurrently with the full or partial exercise of the Option, pay promptly an amount sufficient to satisfy applicable federal, state and local tax requirements, if any. The Company shall have the right to withhold from or to collect as a condition to issuance of the Shares upon exercise of the Option, any taxes required by law to be withheld.

11. Securities Law Matters. Founder, by this acceptance hereof, represents and warrants to the Company that the purchase of the Shares upon exercise hereof shall be for investment and not with a view to distribution, provided that this representation and warranty shall be inoperative, if, in the opinion of counsel to the Company, a proposed sale or distribution of such Shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or is exempt from registration under the Securities Act. Founder acknowledges that the Shares to be received by him or her upon exercise of the Option may have not been registered under the Securities Act of 1933 or the Blue Sky laws of any state (collectively, the “Securities Acts”). If such Shares have not been so registered, Founder acknowledges and understands that the Company is under no obligation to register, under the Securities Acts, the Shares received by him or her or to assist him or her in complying with any exemption from such registration if he or she should at a later date wish to dispose of the Shares. Executive acknowledges that if not then registered under the Securities Acts, the Shares shall bear a legend restricting the transferability thereof.

12. Tax Consequences. Founder is solely responsible for his or her tax liability that may arise as a result of the grant or exercise of the Option granted hereby, has consulted with his or her own tax advisors regarding the federal, state and local tax consequences of this Agreement and is not relying on any statement or representation of the Company or its employees or agents.

13. Compliance with Code Section 409A. This Agreement will be interpreted in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and any treasury regulations issued thereunder.

14. Third Party Beneficiary. Nothing herein expressed or implied is intended to or shall be construed as conferring upon or giving to any person, firm or corporation other than the parties hereto any rights or benefits under or by reason of this Agreement.

15. Governing Law. This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Nevada, without regard to its conflicts-of-law principles; provided that if the jurisdiction of incorporation of the Corporation is a jurisdiction other than Nevada, then this Agreement shall instead be governed by the laws of the jurisdiction of incorporation of the Corporation, without regard to its conflicts-of-law principles.

16. Further Assurances. Each party hereto agrees to execute such further papers, agreements, assignments or documents of title as may be necessary or desirable to effect the purposes of this Agreement and carry out its provisions.

17. Entire Agreement. This Agreement embodies the entire agreement made between the Parties hereto with respect to the matters covered herein and shall not be modified except by a writing signed by the Party to be charged.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall be constitute but one in the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other means of electronic transmission utilizing reasonable image scan technology (or DocuSign technology) shall be as effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Founder Option Agreement effective as of the date set forth above.

FOUNDER

Name:

FRESH GRAPES, LLC

By:
Name:
Title: